UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Cronos Group Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders on June 22, 2023 (the “Meeting”). The proposals voted upon at the Meeting and the final results of the shareholder vote on each proposal are set forth below. Each of the proposals is summarized in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2023.
    (1) Election of Directors

Name of Director:	For:	Withheld:	Broker Non-Votes
Jason Adler	190,713,661	8,290,842	48,406,484
Kendrick Ashton, Jr.	191,326,512	7,677,991	48,406,484
Michael Gorenstein	192,713,928	6,290,575	48,406,484
Kamran Khan	188,677,722	10,326,781	48,406,484
Dominik Meier	188,699,733	10,304,770	48,406,484
James Rudyk	190,066,982	8,937,521	48,406,484
Eilzabeth Seegar	188,789,168	10,215,335	48,406,484

(2) Adoption of an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers

For	Against	Abstained	Broker Non-Votes
184,509,678	14,080,013	414,812	48,406,484

(3) Appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and to authorize the Board of Directors to fix KPMG LLP’s remuneration

For	Withheld
245,230,405	2,180,582

A copy of the press release dated June 23, 2023 regarding the results of the Meeting is filed as Exhibit 99.1 to and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Cronos Group dated June 23, 2023.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: June 23, 2023	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: Chairman, President and Chief Executive Officer